Exhibit 10.8
EXECUTION VERSION
          SECOND AMENDMENT AND WAIVER dated as of February 18, 2009 (this “Amendment”) to the Third Amended and Restated Receivables Purchase Agreement dated as of September 4, 2007, as amended by a First Amendment to Third Amended and Restated Receivables Purchase Agreement dated as of March 13, 2008 (as so amended, and as amended, restated, supplemented or otherwise modified from time to time, the “RPA”), among LOL SPV, INC., as Seller (“Seller”), LAND O’LAKES INC., as Servicer (“Servicer”), the Purchasers from time to time parties thereto, and COBANK, ACB, as administrator (“Administrator”).
          WHEREAS, as a result of certain errors in the financial statements of the LOL’s subsidiary, MoArk, LLC (“MoArk”), and incomplete financial records with respect to certain transactions of or affecting MoArk, LOL’s independent registered public accounting firm, KPMG LLC (“KPMG”), has withdrawn its audit reports with respect to the consolidated financial statements of LOL for the 2005, 2006 and 2007 fiscal years;
          WHEREAS, as a result of previous misstatements to the financial statements of LOL’s joint venture, Agriliance LLC (“Agriliance”), LOL has restated or will be restating its quarterly operating results with respect to certain interim periods during fiscal year 2007, and as a result of certain accounting errors identified in the seed and crop protection businesses, LOL’s previously reported net earnings for the periods ending September 30, 2008 will be reduced;
          WHEREAS, LOL has provided to the Purchasers a description of the accounting errors and misstatements referred to above (the “Disclosures”) in substantially the form that will be included in LOL’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “September 30, 2008 10-Q Report”);
          WHEREAS, LOL has informed the Administrator that the matters set forth in the Disclosures will not have a material effect on LOL’s consolidated financial statements for the 2005 fiscal year and that LOL intends to restate and adjust, respectively, its annual consolidated financial statements for the 2006 and 2007 fiscal years (the “Restatements”), whereupon KPMG will issue its audit report with respect to such financial statements;
          WHEREAS, LOL does not believe that any Unmatured Termination Event or Termination Event has or will result from the matters described in the Disclosures or from the Restatements, but as a precautionary matter has requested that the Lenders waive any such Unmatured Termination Event or Termination Event that may be deemed to have occurred;
          WHEREAS, the Required Purchasers signatory hereto are willing to waive any such Unmatured Termination Event or Termination Event, in each case on the terms and subject to the conditions set forth herein;
          NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used and not defined herein have the meanings given to them in the RPA.
          SECTION 2. Waiver. Effective as of the Effective Date (as defined in Section 6), the Purchasers hereby waive (i) any Unmatured Termination Event or Termination Event that may have occurred under Section 10.1(a) of the RPA as a result of the delivery pursuant to Sections 7.2(b) and (c) prior to the date hereof of consolidated financial statements of LOL that failed to conform to GAAP, but only to the extent that such failure was attributable to the matters set forth in the Disclosures, (ii) any Unmatured Termination Event or Termination Event that may have occurred under Section 10.1(b) of the RPA that is attributable to any inaccuracy in the representations and warranties contained in Sections 6.1(l) and 6.2(h) of the RPA made or deemed to have been made by LOL prior to the date hereof, but only to the extent such inaccuracy was solely attributable to the existence of an Unmatured Termination Event or Termination Event referred to in clause (i) above, and (iii) any Event of Default that may have occurred under Section 10.1(a) of the RPA as a result of the failure by LOL under Section 7.2(e) of the RPA to furnish to the Administrator written notice of Unmatured Termination Event or Termination Event subject to the waivers set forth in clauses (i) and (ii) above.
          SECTION 3. Amendment to Exhibit 3.1(a)-1 (Form of Servicer Report) of the RPA. Exhibit 3.1(a)-1 (Form of Servicer Report) to the RPA is hereby amended by deleting the existing Exhibit 3.1(a) in its entirety and inserting in lieu thereof the new Exhibit 3.1(a)-l attached hereto as Amendment Exhibit A.
          SECTION 4. Conditions Subsequent. The waivers set forth in Section 2 hereof shall automatically expire and be of no further force or effect, with the same effect as if they had not been granted, without the necessity of any action by the Administrator or any Purchaser, if (i) LOL does not on or prior to March 31, 2009 file with the Securities and Exchange Commission the September 30, 2008 10-Q Report containing the Disclosures substantially the same in all significant respects as the Disclosure previously furnished to the Purchasers, (ii) the Restatements have not been filed with the Securities and Exchange Commission or delivered to the Administrative Agent on or prior to March 31, 2009 or (iii) KPMG has not, on or prior to the time when the Restatements are so filed or delivered, issued its audit opinion with respect to the LOL’s consolidated financial statements for the 2006 and 2007 fiscal years.
          SECTION 5. Representations and Warranties. Each of Seller and LOL hereby represents and warrants to the Administrator and the Purchasers that as of the date hereof:
          (a) after giving effect to this Amendment, all representations and warranties of LOL and Seller contained in the RPA and the other Transaction Documents are true and correct in all material respects as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations and warranties were true and correct in all material respects as of such earlier date); and
          (b) after giving effect to this Amendment, no Unmatured Termination Event or Termination Event has occurred and is continuing.

          SECTION 6. Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which (i) the Administrator shall have received counterparts hereof duly executed and delivered by Seller, LOL and the Required Purchasers and (ii) LOL shall have paid to the Administrator in immediately available funds, for the account of each Purchaser that has executed and delivered this Amendment prior to 12:00 noon, New York time, on February 20, 2009, a waiver fee in an amount equal to such Purchaser’s Pro Rata Share of 0.125% of the total Facility Limit.
          SECTION 7. No Amendments or Other Waivers; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Purchasers or the Administrator under, the RPA or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the RPA or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the RPA or to entitle LOL, Seller or any Originator to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the RPA or any other Transaction Document in similar or different circumstances. This Amendment shall be effective only with respect to such Unmatured Termination Events or Termination Events as are specifically waived herein and shall not extend to any other Termination Event.
          SECTION 8. Expenses. LOL agrees to reimburse the Administrator for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrator.
          SECTION 9. Governing Law; Counterparts, (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.
          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.
          SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

 4
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

LOL SPV, INC., as Seller
by	/s/ Daniel Knutson
	Name:	Daniel Knutson
	Title:	Senior Vice President & CFO

LAND O’LAKES INC., as Servicer

by	/s/ Pete Simonse
	Name:	Pete Simonse
	Title:	Vice President & Treasurer

COBANK, ACB, as a Purchasers and as Administrator,
by
Name:
Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

LOL SPV, INC., as Seller
by
Name:
Title:

LAND O’LAKES INC., as Servicer
by
Name:
Title:

COBANK, ACB, as a Purchasers and as Administrator,

by	/s/ Michael Tousignant
	Name:	Michael Tousignant
	Title:	Vice President

AMENDMENT EXHIBIT A
Exhibit 3.1(a)-l
Form of Servicer Report

LOL SPV, LLC
Servicer Report
     Report Month [                                   ]
I. AGING AND AVERAGE MATURITY CALCULATION

Days Past Due	$ Agings	Agings as a % of Receivables	Current Receivables and Receivables 1-30 Days Past Due-Aging Based on Invoice Date

Current		0.0%
1-30 Days		0.0%	0-60 Days
31-60 Days		0.0%	61-120 Days
61-90 Days		0.0%	Over 120 Day
Over 90 Days		0.0%	Total	$

Total Receivables	$0	100.0%

(1) Total Receivables			$—
Exclusions:
(2) Receivables - over 30 days past due			$—
(3) Receivables - over 60 days past invoice date			$—

(4) Government Receivable

(5) AR not in USD and/or obligor not located in the US

(6) Defaulted Receivables - Obligor bankruptcy or chargoff as uncollectable

(7) Other Receivables being Excluded (Receivables, other than Feed, Seed, Dairy or CPP)

(8) Subject to 50% Cross-Aging Policy

(9) Other Receivables being Excluded (TBD)			$

Exceptions:
(10) Receivables - Seed long-dated receivables between 61-240 days past invoice date

(11) Receivables — 85% of CPP long-dated receivables between 61-335 days past invoice date

(12) Government Receivables - specified on Schedule I			$—

(13) Eligible Receivables [(1) - (2) - (3) - (4) - (5) - (6) - (7) - (8) - (9) + (10) + (11) + (12)]			$—
(14) Total Eligible Receivables From Affiliates
(15) Affiliate Receivables limit (7% of eligible affiliate receivables)	$
(16) Affiliate Receivables to be excluded (>= 7%)			$—

(17) Excess Concentration per Obligor (4% of Eligible Receivables)	$
(18) Total Excess Concentration

(19) Net Pool Balance [(13) - (16) - (18)]			$
II. COMPLAINCE REVIEW
(20) Twelve Month Rolling Average Default Ratio
(21) Twelve Month Rolling Average Default Ratio (not to exceed 6%)			In Compliance

(22) Twelve Month Rolling Average Delinquency Ratio
(23) Twelve Month Rolling Average Delinquency Ratio (not to exceed 6%)			In Compliance

(24) Twelve Month Rolling Average Dilution Ratio
(25) Twelve Month Rolling Average Dilution Ratio (not to exceed 12%)			In Compliance

(26) Monthly Default Ratio
(27) Monthly Default Ratio Covenant (not to exceed 10%)			In Compliance

(28) Monthly Delinquency Ratio
(29) Monthly Delinquency Ratio Covenant (not to exceed 10%)			In Compliance
III. RESERVE CALCULATIONS
Yield Reserve Calculation
(30) Yield Rate [LIBO Rate + .875%]
(31) Servicer’s Fee Rate
(32) Yield Reserve [({(30) + (31)}/360)*Days Sales Outstanding*Stress Factor 1.0* (20)]

Dilution Reserve Calculation
(33) Total Seed Receivables Net Pool Balance
(34) Seed Dilution Reserve (40%)		40%	$—
(35) Net Pool Balance (excluding Seed)			$—
(36) Dynamic Dilution Reserve Percentage (Feed/Dairy/CPP)
(37) Dilution Reserve [(34) + (35) * (36)]			$—

Loss Reserve Calculation
(38) Net Pool Balance			$—
(39) Dynamic Loss Reserve Percentage
(40) Loss Reserve [(38) * (39)]			$—

Required Reserve Calculation
(41) Loss Reserve + Dilution Reserve + Yield Reserve [(32) + (37) + (40)]			$—
(42) Floor Reserve (Floor Reserve Percentage * Net Pool Balance [15% * (19)]}
(43) The greater of (41) or (42)			$—
(44) Required Reserve [(43) + Credit and Collection Policy Reserve Rate {(0% * (19)}]			$—
IV. CAPITAL SUMMARY
(45) Capital Outstanding

(46) Minimum Net Pool Balance {Capital Outstanding + Required Reserve [(44) + (45)]}			$—

(47) Excess Amount {Minimum Net Pool Balance - Net Pool Balance [(19) - (46)]}			$—

(48) AR Securitization Capacity			$400,000,000

(49) Additional Borrowing Availability			$—

The undersigned hereby represents and warrants that this Servicer Report is a true and accurate accounting with respect to the Receivable Purchase Program, amended and restated, as of September 4, 2007

Land O’Lakes, Farmland Feed LLC, LOL Seed Division, LOL Dairy Foods Division and Winfield Solutions, LLC

Name	Date

Title